Exhibit 99.2

DBG Announces Closing of $5.0 Million Private Placement Priced At-The-Market under Nasdaq Rules

AUSTIN, Texas, Jan. 13, 2023 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG" or the “Company”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announced that it has closed its previously announced private placement for the issuance and sale of 1,277,140 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 1,277,140 shares of common stock at an offering price of $3.915 per share (or pre-funded warrant) and accompanying warrant, priced at-the-market under Nasdaq rules. The warrants are exercisable immediately upon issuance, have a term of five years and an exercise price of $3.80 per share.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by DBG. The Company intends to use the net proceeds from this offering for working capital purposes.

The securities offered in the private placement and described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act") and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Digital Brands Group

Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper and Jones, Stateside, Sundry and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call "closet share" by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Forward-looking Statements

Certain statements contained in this press release constitute forward-looking statements, including, without limitation, the use of proceeds from the private placement. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause the Company's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047